                                  EXHIBIT 10.1

                       PREFERRED STOCK PURCHASE AGREEMENT

         This PREFERRED STOCK PURCHASE AGREEMENT (the "Agreement") is made as of the 20th day of June, 2002 by and between Fullcomm Technologies, Inc., a Delaware corporation with offices at 6 Hawk Road, Lawrenceville, NJ 08648 ("Seller"), the buyers listed on Exhibit A attached hereto (collectively, the "Buyers" and, individually, each a "Buyer"); Kaplan Gottbetter & Levenson, LLP, 630 Third Avenue, New York, NY 10017 (the "Escrow Agent"); and Brendan Elliott and Wayne Lee, the principal stockholders of Seller with an address c/o Fullcomm Technologies, Inc., 6 Hawk Road, Lawrenceville, NJ 08648 (each a "Shareholder" and collectively, the "Shareholders").

         THE PARTIES HEREBY AGREE AS FOLLOWS:

1. Purchase and Sale of Stock. Subject to the terms and conditions of this Agreement, and in reliance upon the representations and warranties and covenants contained herein, Buyers hereby agree to purchase from Seller and Seller agrees to sell to Buyers an aggregate of ten thousand (10,000) shares of Seller's convertible preferred stock, $.001 par value per share (the "Shares"), for an aggregate purchase price of Two Hundred Thousand Dollars ($200,000) (the "Purchase Price").

2.                Representations and Warranties of Seller and the Shareholders.
Seller and each of the Shareholders, jointly and severally as to Seller and as to each Shareholder, hereby represent and warrant to Buyer that:

                  (a) Seller has authorized capital stock consisting of 20,000,000 shares of common stock, $0.0001 par value per share (the "Common Stock") and 5,000,000 shares of preferred stock, $.001 per value per share (the "Preferred Stock"), of which 8,583,189 shares of Common Stock and no shares of Preferred Stock are presently issued and outstanding. An additional 11,150,000 Shares of Common Stock are to be issued simultaneously herewith.

                  (b) Seller has outstanding (i) 99,933 common stock purchase warrants, each to purchase one share of Common Stock and with an exercise price of $2.75 per share; and (ii) an obligation to issue an additional 30,000 shares of Common Stock. Attached hereto as Exhibit 2(b) is a list identifying the holders of the outstanding warrants. Seller has no other outstanding securities that are or can be convertible, exercisable or exchangeable into additional shares of its capital stock.

                  (c) The Shares shall have the rights, preferences, privileges and restrictions set forth in Seller's Certificate of Designations, Preferences and Rights (the "Certificate of Designations"), in the form of Exhibit 2(c) hereof, to be filed with the Delaware Secretary of State as soon as practicable following Seller's receipt of the Purchase Price.

                  (d) The Shares shall be convertible into Seller's Common Stock on the basis of 120 shares of Common Stock for every one (1) share of Preferred Stock converted, or an aggregate of 1,200,000 shares of Common Stock (the "Conversion Shares"). No downward adjustment shall be made with respect to the conversion rate and the number of shares of Common Stock issuable upon conversion in connection with the reverse stock split intended to be effected by Seller as soon as practicable following the closing of this Agreement.

                  (e) The Shares, when issued, will be free and clear of all liens, claims, encumbrances, and charges.

                  (f) Seller has the legal right to enter into and to consummate the transactions contemplated hereby and otherwise to carry out its obligations hereunder.

                  (g) The Shares are being sold to Buyer in reliance on Section 4(2) of the Securities Act of 1933, as amended.

                  (h) The Shares, when issued, will contain restrictive legends and will be subject to restrictions on transfer.

                  (i) Those creditors listed in Exhibit 2(j) attached hereto are the only individuals or entities with any claims against the Seller, except for
(i) a liability of Seller to Jenadosa Holdings pursuant to an August 16, 2000 10.5% promissory note in the principal amount of $200,000; and (ii) a liability of Seller's wholly owned subsidiary Fullcomm, Inc. to Intrinsix Corporation which shall remain a liability of Fullcomm, Inc.

                  (j) Each of the creditors described in Exhibit 2(j) have agreed to accept as full and complete satisfaction of the debts owed to them by the Seller (and as listed on Column A of Exhibit 2(j)), the amount described in Column B of Exhibit 2(j).

                  (k) Seller is current with its obligation to file reports with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

                  (l) Seller's Registration Statement on Form 10 was cleared by the Securities and Exchange Commission without further comment on February 19, 2001.

                  (m) This Agreement constitutes a valid and legally binding obligation of Seller and neither the execution of this Agreement, nor the consummation of the transactions contemplated hereby, will constitute a violation of or default under, or conflict with, any judgment, decree, statute or regulation of any governmental authority applicable to Seller or any contract, commitment, agreement or restriction of any kind to which Seller is a party or by which its assets are bound. The execution and delivery of this Agreement does not, and the consummation of the transactions described herein will not, violate applicable law, or any mortgage, lien, agreement, indenture, lease or understanding (whether oral or written) of any kind outstanding relative to Seller.

3. Representations and Warranties of Buyers. Each of Buyers hereby represents and warrants to Seller that:

                  (a) Buyer has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and otherwise to carry out its obligations hereunder.

                  (b) The Shares are being acquired by Buyer solely for investment for Buyer's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof; and Buyer will not sell or transfer such Shares (including the Conversion Shares) unless covered by a registration statement or an exemption therefrom.

                  (c) Buyer represents and warrants that Buyer is an investor experienced in the evaluation of businesses similar to the Company, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of this investment, and has had access to all information respecting the Company that Buyer has requested.

4. Payment of Purchase Price; and Delivery of Shares. As soon as practicable following the execution of this Agreement, payment of the Purchase Price shall be made to Escrow Agent for the benefit of the Seller and the creditors listed in Exhibit 2(j). As soon as practicable following the filing of the Certificate of Designations, certificates representing the Shares shall be delivered to the Buyers.

5. Actions to be Taken Following Execution of This Agreement and Payment of the Purchase Price. As soon as practicable following the execution of this Agreement and the payment of the Purchase Price, the following actions shall be taken:

                  (a) Payment of creditors listed in Exhibit 2(j) by the Escrow Agent;

                  (b)      Payment of the Purchase Price balance to Seller;

                  (c)      Filing of Certificate of Designations;

                  (d) Obtain resignations of such officers and directors of Seller as designated by Buyers; provided, however, existing management of the Subsidiary will continue to operate and manage the Subsidiary;

                  (e) Filing of Information Statement by Seller to (i) increase authorized capitalization; (ii) effect a reverse stock split; and (iii) change Seller's name;

                  (f) Letter Agreement signed by each of the Shareholders agreeing to vote their shares in favor of Buyers' designees to the Board of Directors and in favor of the reverse stock split;

                  (g) Delivery of such copies of Seller's books and records as indicated by Buyer; and

                  (h) Receipt of copies of releases (in a form reasonably acceptable to Buyers) signed by each of the Seller's creditors set forth in
Exhibit 2(j) attached hereto.

6. Finder's Fee. The parties acknowledge that no person is entitled to received a finder's fee in connection with this Agreement.

7. Terms of Escrow. As soon as practicable following execution of this Agreement and receipt of the Purchase Price, the Escrow Agent will release the Purchase Price from escrow and deliver the proceeds to Seller's creditors (the "Creditors") listed in Exhibit 2(j) attached hereto and the Seller.

8.                Duties and Obligations of the Escrow Agent.

                  (a) The parties hereto agree that the duties and obligations of the Escrow Agent are only such as are herein specifically provided and no other. The Escrow Agent's duty is to manage the distribution of the Purchase Price to the Creditors and Seller in accordance with the terms of this Agreement only, and the Escrow Agent shall incur no liability whatsoever, except as a direct result of its willful misconduct or gross negligence.

                  (b) The Escrow Agent may consult with counsel of its choice, and shall not be liable for any action taken, suffered or omitted by it in accordance with the advice of such counsel.

                  (c) The Escrow Agent shall not be bound in any way by the terms of any other agreement to which the Seller and Buyers are parties, whether or not it has knowledge thereof, and the Escrow Agent shall not in any way be required to determine whether or not any other agreement has been complied with by Seller and Buyers, or any other party thereto. The Escrow Agent shall not be bound by any modification, amendment, termination, cancellation, rescission or supersession of this Agreement unless the same shall be in writing and signed jointly by Seller and Buyers, and agreed to in writing by the Escrow Agent.

                  (d) If the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands which, in its opinion, are in conflict with any of the provisions of this Agreement, it shall be entitled to refrain from taking any action, other than to keep safely all property held in escrow or to take certain action, until it shall be directed otherwise in writing by Seller and Buyers or by a final judgment of a court of competent jurisdiction.

                  (e) The Escrow Agent shall be fully protected in relying upon any written notice, demand, certificate or document which it, in good faith, believes to be genuine. The Escrow Agent shall not be responsible for the sufficiency or accuracy of the form, execution, validity or genuineness of documents or securities now or hereafter deposited hereunder, or of any endorsement thereon, or for any lack of endorsement thereon, or for any description therein; nor shall the Escrow Agent be responsible or liable in any respect on account of the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any such document, security or endorsement.

                  (f) The Escrow Agent shall not be required to institute legal proceedings of any kind and shall not be required to defend any legal proceedings which may be instituted against it or in respect of the distribution of the Purchase Price.

                  (g) If the Escrow Agent at any time, in its sole discretion, deems it necessary or advisable to relinquish custody of the Purchase Price, it may do so by delivering the same to any other escrow agent agreeable to Seller and Buyers and, if no such escrow agent shall be selected within three days of the Escrow Agent's notification to Seller and Buyers of its desire to so relinquish custody of the Purchase Price, then the Escrow Agent may do so by delivering the Purchase Price to the clerk or other proper officer of a court of competent jurisdiction as may be permitted by law. The fee of any court officer shall be borne by Seller and Buyer. Upon such delivery, the Escrow Agent shall be discharged from any and all responsibility or liability with respect to the Purchase Price and this Agreement.

                  (h) This Agreement shall not create any fiduciary duty on the Escrow Agent's part to Seller and Buyers, nor disqualify the Escrow Agent from representing either party hereto in any dispute with the other, including any dispute with respect to the Purchase Price.

                  (i) The Escrow Agent represents that it is presently acting as counsel to Seller. The parties agree that the Escrow Agent's engagement as provided for herein is not and shall not be objectionable for any reason.

                  (j) Upon the performance of this Agreement, the Escrow Agent shall be deemed released and discharged of any further obligations hereunder.

9.                Indemnification.

                  (a) Seller hereby agrees to indemnify and hold the Escrow Agent free and harmless from any and all losses, expenses, liabilities and damages (including but not limited to reasonable attorney's fees, and amounts paid in settlement) resulting from claims asserted by Buyer against the Escrow Agent with respect to the performance of any of the provisions of this Agreement.

                  (b) Buyer hereby agrees to indemnify and hold the Escrow Agent free and harmless from and against any and all losses, expenses, liabilities and damages (including but not limited to reasonable attorney's fees, and amounts paid in settlement) resulting from claims asserted by Buyer against Escrow Agent with respect to the performance of any of the provisions of this Agreement.

                  (c) Seller and Buyer hereby agree to, jointly and severally, indemnify and hold the Escrow Agent harmless from and against any and all losses, damages, taxes, liabilities and expenses that may be incurred by the Escrow Agent, arising out of or in connection with its acceptance of appointment as the Escrow Agent hereunder and/or the performance of its duties pursuant to this Agreement, including, but not limited to, all legal costs and expenses of the Escrow Agent incurred defending itself against any claim or liability in connection with its performance hereunder, provided that the Escrow Agent shall not be entitled to any indemnity for any losses, damages, taxes, liabilities or expenses that directly result from its willful misconduct or gross negligence.

                  (d) In the event of any legal action between the parties to this Agreement to enforce any of its terms, the legal fees of the prevailing party shall be paid by the party(ies) who did not prevail.

10.               Miscellaneous.

                  (a) Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successors and assigns of the parties.

                  (b) Governing Law/Venue. This Agreement shall be governed by and construed under the laws of the State of New York as applied to agreements entered into and to be performed entirely within New York. Any dispute or controversy concerning or relating to this Agreement shall be exclusively resolved in the federal or state courts located in the City, County and State of New York.

                  (c) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  (d) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                  (e) Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon (i) personal delivery to the party to be notified; (ii) being sent by overnight delivery by a nationally recognized overnight courier upon proof of sending thereof and addressed to the party to be notified at the address indicated for such party in this Agreement, or at such other address as such party may designate by written notice to the other parties; (iii) being sent by telecopier, upon proof of sending thereof.

                  (f) Expenses. Each of the parties shall bear its own costs and expenses incurred with respect to the negotiation, execution, delivery, and performance of this Agreement.

                  (g) Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of Seller and Buyer.

                  (h) Continuing Obligations; Cooperation. After the Closing, the Seller shall have a continuing obligation to file certain documents with the SEC, including annual and quarterly reports (the "SEC Filings"). The parties hereto (including the Shareholders) agree to cooperate, execute and deliver any and all documents reasonably deemed necessary to effectuate the intent and the terms and conditions of this Agreement as well as to coordinate the SEC Filings. Each party reciprocally agrees to promptly and duly execute and deliver to the other such further documents and assurances and take such further action as may from time to time be reasonably requested in order to more effectively carry out the intent and purpose of this Agreement and to establish and protect the rights and remedies created or intended to be created in favor of the other party hereunder.

                            [Signature Page Follows]

         IN WITNESS WHEREOF, the undersigned have executed, or caused to be executed on their behalf by an agent thereunto duly authorized, this Agreement as of the date first above written.

                                              SELLER:

                                              FULLCOMM TECHNOLOGIES, INC.

                                              By:  /s/Brendan Elliott
                                                   -----------------------------
                                                   Name:     Brendan Elliott
                                                   Title:    President

                                              ESCROW AGENT:

                                              KAPLAN GOTTBETTER & LEVENSON, LLP

                                              By:  /s/Adam S. Gottbetter
                                                   -----------------------------
                                                   Name:     Adam S. Gottbetter
                                                   Title:    Managing Partner

                                              SHAREHOLDERS:

                                              /s/Brendan Elliott
                                              ----------------------------------
                                              Brendan Elliott

                                              /s/Wayne Lee
                                              ----------------------------------
                                              Wayne Lee

                                              BUYERS:

                                              VIKING INVESTMENT GROUP II, INC.

                                              By:  /s/Ian Markofsky
                                                   -----------------------------
                                                   Name:     Ian Markofsky
                                                   Title:    President

                                             PARENTEAU CORPORATION

                                             By:  /s/Francois Parenteau
                                                  ------------------------------
                                                  Name:     Francois Parenteau
                                                  Title:    CEO

                                             FIRST MARKETING ESTABLISHMENT

                                             By:  /s/Adrien Ellul
                                                  ------------------------------
                                                  Name:     Adrien Ellul
                                                  Title:    President

                                             UG OVERSEAS LTD.

                                             By:  /s/Albert Muscat
                                                  ------------------------------
                                                  Name:     Albert Muscat
                                                  Title:    Managing Director

                                             SHANGRI-LA INVESTMENTS INC.

                                             By:  /s/Michael C. E. Turner
                                                  ------------------------------
                                                  Name:     Michael C. E. Turner
                                                  Title:    Director

                                             MING CAPITAL ENTERPRISES LTD.

                                             By:  /s/Alisa Richardson
                                                  ------------------------------
                                                  Name:     Alisa Richardson
                                                  Title:    Director

                                             KGL INVESTMENTS LTD.

                                             By:  /s/Adam S. Gottbetter
                                                  ------------------------------
                                                  Name:     Adam S. Gottbetter
                                                  Title:    President

                                    EXHIBIT A

                                 LIST OF BUYERS


                                             NUMBER OF PREFERRED
     NAME OF BUYER                             SHARES TO BE             PURCHASE PRICE
                                                PURCHASED
--------------------------------------------------------------------------------------
Viking Investment Group II, Inc.
630 Third Avenue Floor 5                            1,671                   $33,420
New York, NY 10017

Parenteau Corporation
4446 St. Laurent Blvd. Suite 801
Montreal, PQ Canada H2W 1Z5                         1,674                   $33,480
Attn:  Parenteau, Francois

First Marketing Establishment
19a Million City
28 Elgin Street                                     1,674                   $33,480
Central, Hong Kong
China

UG Overseas Ltd.
1 Princess Court
St. John of the Cross Street                        1,661                   $33,220
Ta' Xbiex MSD 14
Malta

Shangri-La Investments Inc.
Oakbridge House
6 West Hill Street
P.O. Box N 8195                                     1,641                   $32,820
Nassau, Bahamas
Attn:  Turner, Michael C.E.

Ming Capital Enterprises Ltd.
Shirley House
50 Shirley Street                                   1,641                   $32,820
P.O. Box N7755
Nassau, Bahamas

KGL Investments Ltd.
630 Third Avenue, 5th Floor                            38                      $760
New York, NY 10017
                                                   ------                  --------
                 TOTAL                             10,000                  $200,000
======================================================================================

                                  EXHIBIT 2(b)




                                    WARRANTS

Grace Securities, Inc.                               58,333 warrants
R. K. Grace and Company                              19,340 warrants
Patrick D. O'Meara                                   11,760 warrants
Ricardo Cabezas                                      10,000 warrants
Kevin C. Levern                                         500 warrants

                                  EXHIBIT 2(c)

                          CERTIFICATE OF DESIGNATIONS,
                             PREFERENCES AND RIGHTS
                                       OF
                            SERIES A PREFERRED STOCK
                                       OF
                           FULLCOMM TECHNOLOGIES, INC.

         Fullcomm Technologies, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies that the following resolutions were adopted by the Board of Directors of the Corporation pursuant to the authority of the Board of Directors as required by Section 151 of the Delaware General Corporation Law.

         RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (the "Board of Directors" or the "Board") in accordance with the provisions of its Certificate of Incorporation and Bylaws, each as amended through the date hereof, the Board of Directors hereby authorizes a series of the Corporation's previously authorized Preferred Stock, par value $0.001 per share (the "Preferred Stock"), and hereby states the designation and number of shares, and fixes the relative rights, preferences, privileges, powers and restrictions thereof as follows:

                           I. DESIGNATION AND AMOUNT.

         The designation of this series, which consists of ten thousand (10,000) shares of Preferred Stock, is the Series A Preferred Stock and the stated value shall be Twenty Dollars ($20) per share (the "Series A Preferred Stock").

                         II. VOTING AND DIVIDEND RIGHTS.

         The shares of Series A Preferred Stock contain no voting or dividend rights. Holders of Series A Preferred Stock will not be entitled to vote on any matter, question or proposition that may properly come before stockholders of this Corporation at a meeting of stockholders of this Corporation at which holder of common stock are entitled to vote or with respect to any other circumstances in which a stockholder of common stock is entitled to vote or consent. Holder of Series A Preferred Stock shall not be entitled to receive dividends declared with respect to the common stock or any other class of stock of the Corporation.

                            III. LIQUIDATION RIGHTS.

         The Series A Preferred Stock shall, as to the distribution of assets upon liquidation, dissolution or winding up of the Corporation, rank (i) prior to the Corporation's Common Stock; (ii) prior to any class or series of capital stock of the Corporation hereafter created that, by its terms, ranks junior to the Series A Preferred Stock ("Junior Securities"); (iii) junior to any class or series of capital stock of the Corporation hereafter created (with the consent of the Holders of a majority of the outstanding Series A Preferred Stock) which by its terms ranks senior to the Series A Preferred Stock ("Senior Securities"); and (iv) pari passu with any other series of preferred stock of the Corporation hereafter created (with the consent of the Holders of a majority of the outstanding Series A Preferred Stock) which by its terms ranks on a parity ("Pari Passu Securities") with the Series A Preferred Stock.

         If the Corporation shall commence a voluntary case under the U.S. Federal bankruptcy laws or any other applicable bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in an involuntary case under any law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Corporation shall be entered by a court having jurisdiction in the premises in an involuntary case under the U.S. Federal bankruptcy laws or any other applicable bankruptcy, insolvency or similar law resulting in the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order shall be unstayed and in effect for a period of 60 consecutive days and, on account of any such event, the Corporation shall liquidate, dissolve or wind up, or if the Corporation shall otherwise liquidate, dissolve or wind up (a "Liquidation Event"), no distribution shall be made to the holders of any shares of capital stock of the Corporation (other than Senior Securities and Pari Passu Securities) upon liquidation, dissolution or winding up unless, prior thereto, the Holders of shares of Series A Preferred Stock shall have received the Liquidation Preference (as defined below) with respect to each share. If, upon the occurrence of a Liquidation Event, the assets and funds available for distribution among the Holders of the Series A Preferred Stock and Holders of Pari Passu Securities shall be insufficient to permit the payment to such holders of the preferential amounts payable thereon, then the entire assets and funds of the Corporation legally available for distribution to the Series A Preferred Stock and the Pari Passu Securities shall be distributed ratably among such shares in proportion to the ratio that the Liquidation Preference payable on each such share bears to the aggregate Liquidation Preference payable on all such shares. The purchase or redemption by the Corporation of stock of any class, in any manner permitted by law, shall not, for the purposes hereof, be regarded as a liquidation, dissolution or winding up of the Corporation. The "Liquidation Preference" with respect to a share of Series A Preferred Stock means an amount equal to the stated value thereof. The Liquidation Preference with respect to any Pari Passu Securities shall be as set forth in the Certificate of Designation filed in respect thereof.

                             IV. CONVERSION RIGHTS.

         The outstanding shares of Series A Preferred Stock shall be convertible, in whole and not in part, into shares of restricted common stock of the Corporation, at the rate of 120 shares of common stock for each share of Series A Preferred Stock or an aggregate of 1,200,000 shares of common stock, at any time after the Corporation's Certificate of Incorporation has been amended to increase the Corporation's authorized common stock to a sufficient number of shares to provide for the shares to be issued upon conversion. No downward adjustment shall be made with respect to the conversion rate and number of shares of the Corporation's common stock issuable upon conversion in the event of a reverse split of the Corporation's common stock. The Holder of the Series A Preferred Stock shall effect conversions by surrendering to the Corporation the shares of Series A Preferred Stock together with a conversion notice in the form attached hereto as Exhibit A.

                                V. MISCELLANEOUS.

         (a) If the shares of Series A Preferred Stock are converted pursuant to
Article IV, the shares so converted shall be canceled, shall return to the status of authorized, but unissued preferred stock of no designated series, and shall not be issuable by the Corporation as Series A Preferred Stock.

         (b) Upon receipt by the Corporation of evidence of the loss, theft, destruction or mutilation of the Series A Preferred Stock certificate, the Corporation shall execute and deliver a new Series A Preferred Stock certificate to the holder thereof, of like tenor and date. However, the Corporation shall not be obligated to reissue such lost or stolen Preferred Stock certificate if the holder contemporaneously requests the Corporation to convert such Series A Preferred Stock.

         (c) Upon submission of a Notice of Conversion by the holder of the Series A Preferred Stock, (i) the shares covered thereby shall be deemed converted into shares of the Corporation's common stock and (ii) the holder's rights as a holder of such converted shares of Series A Preferred Stock shall cease and terminate, excepting only the right to receive certificates for such shares.

         IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Corporation this 16th day of July, 2002.

                                       FULLCOMM TECHNOLOGIES, INC.


                                       By:  /s/Brendan G. Elliott
                                            -------------------------
                                            Brendan G. Elliott
                                            President

                                  EXHIBIT 2(j)

                                List of Creditors


                                                              AMOUNT                  SETTLEMENT
                   NAME OF CREDITOR                             DUE                     AMOUNT

1.      Accelerated Technology, Inc.                   $    7,756.75               $    1,200.00

2.      Algen                                              19,356.00                    8,000.00

3.      American Express                                   19,644.44                    7,575.55

4.      Arrow Electronics, Inc.                               224.64                      224.64

5.      Baker Botts LLP                                        87.75                       87.75

7.      Brobeck, Phleger, & Harrison LLP                    4,085.00                    1,100.00

8.      Bruce L. Plotkin, P.C.                                860.01                      860.01

9.      Buchanan Ingersoll                                 64,983.34                   11,697.00

10.     Columbia Financial Printing Corp.                      10.00                       10.00

11.     Continental Stock Transfer & Trust                  3,488.12                    2,320.39

12.     Eclipse Internet Access                               455.00                      455.00

13.     Kaplan Gottbetter & Levenson, LLP                  54,252.37                   50,000.00

14.     Kenyon and Kenyon                                      67.00                       67.00

15.     Masto Public Relations                              1,875.00                      500.00

16.     MCI Worldcom                                          239.41                      239.41

17.     Metric Equipment Sales                             20,226.33                   13,000.00

18.     National Media Technologies                         5,424.00                    2,712.00

19.     R.R. Donnelley                                     13,911.44                    1,186.19

20.     Straube Regional Center, L.L.C.                     4,864.46                      300.00

21.     Thomas P. Monahan, CPA                             15,000.00                   10,000.00

22.     Verizon                                               429.95                      429.95

23.     Gregory Grabow                                     49,985.88                    5,033.68

24.     Patrick Leach                                      69,424.84                    8,916.56

25.     Wayne Lee                                          83,309.81                    5,033.68

26.     Brendan Elliott                                    83,309.81                   19,051.19
                                                        ------------                ------------
TOTAL                                                    $523,271.35                 $150,000.00






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